INCENTIVE STOCK PURCHASE AGREEMENT


     THIS INCENTIVE STOCK PURCHASE AGREEMENT made this 19th day of March, 1999 by and between ENERGY CORPORATION OF AMERICA, a West Virginia corporation (hereinafter referred to as "ECA"), and A.C. Nielsen, Jr. (hereinafter referred to as "Nielsen.")

     WHEREAS, Nielsen provides valuable service to ECA as a Director of the Company and ECA considers it desirable and in its best interest that Nielsen be given an added incentive to advance the interests of ECA.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.     Grant  of  Purchase  Rights.  ECA  hereby grants to Nielsen the right and
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privilege to purchase up to 5,000 shares of its Common Stock at $75.00 per share
     (the  "Purchase  Rights")  in  the  following  manner:

a.     On  and  after January 1, 1999, to and including December 31, 2003,  1667 shares.
b. On and after January 1, 2000, to and including December 31, 2004, 1667 shares.
c. On and after January 1, 2001, to and including December 31, 2005, 1666 shares.

     During each five (5) year period, shares may be purchased incrementally or in one lump sum. Nielsen may elect to purchase the stock by providing notice to ECA as provided in paragraph 2.

     In order to be entitled to exercise the Purchase Rights granted hereunder, Nielsen must remain an active and recognized Director of ECA during the purchase period. If Nielsen's Director role with ECA is completed for any reason during the purchase period, all unexercised Purchase Rights shall become null and void on the date the role is ended.

     Failure to exercise the Purchase Rights by December 31 of each year specified above shall result in the termination of the Purchase Rights granted during that time period and such Purchase Rights shall become null and void.

2.     Method  of  Exercise.  The  Purchase Rights shall be exercised by written
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notice  directed  to ECA at its principal place of business accompanied by check for  payment  of  the  price  for  the  number  of  shares  specified.

3.     Limitation  Upon Transfer.  All rights granted in this Agreement shall be
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exercisable  only  by Nielsen.  The Purchase Rights granted under this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Purchase Rights contrary to this provisions of this Agreement, or upon the levy of any attachment or similar process upon such Purchase Rights, such Purchase Rights shall immediately become null  and  void.

4.     Restrictions.  All shares acquired by Nielsen shall be subject to (a) the
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     requirement  that  they  first  be  offered  to  ECA  and (b) the terms and restrictions set forth in ECA's articles of incorporation as each may be amended from time to time.

     All share certificates representing shares acquired by the exercise of the Purchase Rights shall have endorsed thereon the following legend:

"The shares represented by this certificate are subject to the requirement that they be first offered to Energy Corporation of America, per that certain Incentive Stock Purchase Agreement dated March 19, 1999 by and between Energy Corporation of America and A.C. Nielsen, Jr."

5.     Rights  as  Shareholder.  Nielsen  shall  not  have  any  rights  or
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privileges  as  a shareholder of ECA in the shares of common stock until payment of  the  purchase  price.

6.     Holding  Period.  Nielsen  agrees  to  hold  all  shares acquired by
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exercising  the Purchase Rights for a period of at least six (6) months from the date of the exercise. Thereafter, the shares will remain subject to the restrictions on transfer as set forth in paragraph 4 above.

7.     Governing  Law.  This Agreement shall be governed by, and construed under
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the  laws  of West Virginia and shall be binding and inure to the benefit of any successor  or  successors  of  ECA.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                         ENERGY  CORPORATION  OF  AMERICA



                                         By:         /s/  John  Mork
                                         ----------------------------------
                                              John  Mork
                                         Its:     President  and  CEO



                                            /s/  A.C.  Nielsen,  Jr.
                                          ---------------------------------
                                              A.C.  Nielsen,  Jr.